PRICING SUPPLEMENT NO. 84                                      Rule 424(b)(3)
DATED: November 20, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes    Book Entry Notes
$20,000,000                  [x]                    [x]

Original Issue Date:         Fixed Rate Notes       Certificated Notes
November 24, 1997            [_]                    [_]

Maturity Date:
November 24, 1998

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                              Optional            Optional
                        Redemption            Repayment           Repayment
Redeemable On           Price(s)              Date(s)             Price(s)
-------------           ----------            ----------          -----------

N/A                     N/A                   N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Quarterly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
----------------------------------

*        2/24/98, 5/24/98 and 8/24/98.

**       2/24/98, 5/24/98, 8/24/98 and 11/24/98.

***      5.825%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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